Exhibit 99.1

PRODUCTIVITY WITHOUT BOUNDARIES October 7, 2013

SAFE HARBOR This discussion contains forward looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations that are subject to risks and uncertainties.   Our forward-looking statements relate to future events or our future performance and include, but are not limited to, statements concerning our business strategy, future commercial revenues, market growth, capital requirements, new product introductions, expansion plans and the adequacy of our funding. Other statements contained in this presentation that are not historical facts are also forward-looking statements.  You can sometimes identify forward-looking statements by our use of forward-looking words like "may," "will," "could," "should," "expects," "intends," "plans,” "anticipates," "believes," "estimates," "seeks," "predicts”, "potential," or "continue" or the negative of these terms and other similar expressions and terminology.  Actual results may differ materially due to factors such as the inherent challenges of launching a new product, limited effectiveness of marketing campaigns, the costs and risks associated with protecting intellectual property, shifts in customer demand, product development progress, product mix, competitive products and pricing, technological shifts and other variables. Please refer to hopTo's most recent periodic and other reports filed with the Securities and Exchange commission.

Sources : Yahoo Finance, Nasdaq, Graphon 2Q 2013 10-Q ¹Includes $3.3M in deferred revenue ²Total Equity is a non-GAAP measure. GAAP Stockholders' Equity at June 30, 2013 was approximately $800,000. Total Equity adjusts GAAP Stockholders' Equity by adding to it $1.3M in warrant derivative liability, a non-cash amount KEY STATS (OTC: HPTO) Trading Data (@ October 4, 2013) Trading Data (@ October 4, 2013) Stock Price $0.60 52 Week High/Low $0.74 / $0.22 Avg. Daily Volume (90 day) 142,611 shares Shares Outstanding 100.2M Public Float 64% Institutional Holdings 45% Market Cap $60.1M Enterprise Value $55.3M Number of Employees 40 Financial Highlights (@ June 30, 2013) Financial Highlights (@ June 30, 2013) Total Revenue (Last 12 mos.) $6.4M Cash & Equivalents $4.8M Total Current Assets $5.6M Total Current Liabilities¹ $3.9M Total Equity² $2.1M

Complete Productivity on your Tablet “Your Mobile Workspace”

DEMAND FOR MOBILE PRODUCTIVITY Important to “PROsumers” Individual professionals seeking to do REAL business on tablets Work-shifting – Productivity from anywhere Time-slicing – Work on demand, anytime Essential for Enterprise mobile workforce BYOD – “Consumerization” of IT “Dual Persona” – users want one device to access both secure corporate and personal files Mobile  Efficiency & Flexibility

TABLET GROWTH * IDC – Press Release, 03/12/2013 (Low Cost Products Drive Forecast Increases in the Tablet Market) ** Forrester Research World Tablet Adoption, Forecast 2013 to 2017 New solutions must think “mobile first” to be successful

PRODUCTIVITY WITHOUT BOUNDARIES A Productivity Workspace – Innovated for Mobile Devices

COMPLETE PRODUCTIVITY SOLUTION Public Cloud Personal Cloud Mobilized Office Home PC Work PC Unified Search Full-text search without boundaries Aggregation View all files side by side Mobile Workspace Full-strength productivity Multi-Task between Apps/Files Create, Edit, Share Office Documents Access from any stored location Search without boundaries

hopTo Confidential

HOPTO FOR PROSUMERS * Forrester Research World Tablet Adoption, Forecast 2013 to 2017

HOPTO FOR ENTERPRISE (2014) * Forrester Research World Tablet Adoption, Forecast 2013 to 2017

hopTo Confidential PRICING “Freemium” “Frictionless” adoption Upsell through In-App purchases of features Multiple computer access HD editing, etc. Try-Buy for Premium PROsumer Subscription User Management Audit control Front-end to Cloud premium features Mobile/Web clients SaaS solution Small Business Subscription Secure Compliance User permission On-premise access to resources Support for Hybrid Cloud Enterprise In-App Purchase* (price varies per feature) $$ per User/Year* (Pay-as-you-grow) $$$ per User/Year* (In addition to upfront purchase) * Price TBD due to competitive considerations ** Census 2012 Tens of millions of Users 3.5M small businesses** (US alone) Thousands of Enterprises (US alone)

PROSUMER - COMPETITIVE LANDSCAPE

Vendor	Focus	Features	Compatibility to MS Office	User Experience	Users	Purchase Price
SplashTop	Remote Desktop	Remote control	Excellent	**Very poor**	12M	$4.99 In-App purchase (Subscription)
Parallels	Remote Desktop	Remote control	Excellent	Fair	unknown	$80/year Per Computer
CloudOn	Document editing	File Manager Word Engine	Excellent	Fair	5M	Freemium $7.99/month for Pro
Office 365	Document editing	File Manager (limited to SkyDrive) Word Engine	**Very poor**	Fair	2M	$99/year
QuickOffice	Document editing	File Manager (limited to Google Drive) Word Engine	Fair	Good	unknown	Free
hopTo	Full strength Mobile Workspace	Aggregate files Search documents Share content	Excellent	Excellent		Freemium In-App purchase (Subscription)

ENTERPRISE - COMPETITIVE LANDSCAPE

Vendor	Focus	Features	Compatibility to MS Office	User Experience	Users	Purchase Price
Citrix	Remote Desktop	Remote Desktop Desktop-as-a-Service BYOD	Excellent	**Very poor**	100M (ReceiverDownloads)	$400 Per User (Plus maintenance)
VMware	Remote Desktop	Remote Desktop Desktop-as-a-Service BYOD	Excellent	**Very poor**	unknown	$300 Per User (Plus maintenance)
Microsoft	Remote Desktop	Remote Desktop Desktop-as-a-Service Infrastructure	Excellent	**Very poor**	unknown	$300 Per User (Plus maintenance)
GOOD	Security	Authentication	N/A	**Poor**	5000+ Companies	$1500/server $160/device (Plus maintenance)
BOX	Content	Document Management	N/A	Good	170k active businesses	Free
hopTo	Full strength Mobile Workspace	Aggregate Content App Compatibility Security/Audit BYOD	Excellent	Excellent		$$$ (TBD)

THANK YOU! www.hopTo.com